Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems Announces Results for the
First Quarter ended March 31, 2011

SAN JOSE, Calif. April 28, 2011--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2011.

The results for the quarter ended March 31, 2011 are as follows:

•	Net revenues of $44.5 million, a decrease from $47.1 million in the fourth quarter of 2010 and $50.3 million in the first quarter of 2010.
•	Gross margin of 50.2%, a decrease from 50.5% in the fourth quarter of 2010 and 58.3% in the first quarter of 2010.
•
GAAP operating expenses of $20.4 million, including $19.6 million for research and development and selling, general and administrative expenses, which includes $2.9 million for stock-based compensation, and $0.8 million for litigation expenses.  Comparatively, for the three months ended March 31, 2010, GAAP operating expenses were $23.0 million, including $21.4 million for research and development and selling, general and administrative expenses, which includes $3.9 million for stock-based compensation and $1.6 million for litigation expenses.

•
Non-GAAP(1) operating expenses of $17.5 million, excluding $2.9 million for stock-based compensation, compared to $19.1 million, excluding $3.9 million for stock-based compensation for the three months ended March 31, 2010.

•
GAAP net income of $1.9 million, with GAAP earnings per share of $0.05 per diluted share.  Comparatively, GAAP net income was $6.4 million, with GAAP earnings per share of $0.17 per diluted share for the quarter ended March 31, 2010.

•	Non-GAAP(1) net income of $4.7 million, with non-GAAP earnings per share of $0.13 per diluted share, excluding stock-based compensation and related tax effects.

"As I said last quarter, 2011 is a transition year, and as we head into Q2 2011, I am very pleased with our execution to our corporate initiatives", said Michael Hsing, CEO of MPS.   "We are on schedule with our CRM and SCM system software implementation and our technology and new product development, and our recent new customer engagement and design-wins validate our diversification strategy into higher-end, enterprise networking-storage and industrial-automotive markets."

Business Outlook
The following are MPS’ financial targets for the second quarter ending June 30, 2011:

•	Revenues in the range of $49.0 million to $53.0 million.

•	Gross margin to be up slightly from the first quarter.

•
Research and development and selling, general and administrative expenses between $20.8 million and $22.2 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $17.5 million and $18.5 million. This excludes an estimate of stock-based compensation expense in the range of $3.3 million to $3.7 million.

•	Litigation expense in the range of $0.7 million to $0.9 million.

(1) Non-GAAP net income, non-GAAP earnings, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, earnings, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter ended March 31, 2011 and 2010 excludes the effect of stock-based compensation expense and its related tax effect. Non-GAAP operating expenses for the quarter ended March 31, 2011 and 2010 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call
MPS plans to conduct an investor teleconference covering its quarter ended March 31, 2011 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 28, 2011. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 47094498. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement
This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense, litigation expense and non-GAAP tax rate for the quarter ending June 30, 2011, (ii) our outlook for the long term prospects of the company, including the prospects of our new product families, (iii) our ability to penetrate new markets and expand our market share, (iv) our expected pricing practices in 2011, (v) the seasonality of our business, (vi) our ability to reduce our manufacturing costs, and (vii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v) or (vi). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being different than expected; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency of our products; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the risks, uncertainties and costs of litigation in which the Company is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on March 4, 2011.

The forward-looking statements in this press release represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.
Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:
Meera Rao
Chief Financial Officer
Monolithic Power Systems, Inc.
408-826-0777
investors@monolithicpower.com

Consolidated Balance Sheets
(Unaudited, in thousands, except par value and share amounts)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$74,062	$48,010
Short-term investments	101,957	129,709
Accounts receivable, net of allowances of $0 in both 2011 and 2010	17,642	18,347
Inventories	23,117	25,789
Deferred income tax assets, net - current	205	204
Prepaid expenses and other current assets	2,686	2,314
Total current assets	219,669	224,373
Property and equipment, net	37,326	37,262
Long-term investments	17,270	19,180
Deferred income tax assets, net - long-term	39	39
Other assets	706	749
Total assets	$275,010	$281,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,505	$8,979
Accrued compensation and related benefits	5,723	8,792
Accrued liabilities	10,512	11,199
Total current liabilities	26,740	28,970

Non-current income tax liability	5,018	5,015
Other long-term liabilities	3	723
Total liabilities	31,761	34,708
Stockholders' equity:
Common stock, $0.001 par value, $35 and $35 in 2011 and 2010, respectively; shares authorized: 150,000,000; shares issued and outstanding: 34,882,333 and 35,063,033 in 2011 and 2010, respectively	172,443	178,269
Retained earnings	68,540	66,647
Accumulated other comprehensive income	2,266	1,979
Total stockholders’ equity	243,249	246,895
Total liabilities and stockholders’ equity	$275,010	$281,603

Consolidated Statement of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2011	2010

Revenue	$44,468	$50,250
Cost of revenue*	22,163	20,954
Gross profit	22,305	29,296
Operating expenses:
Research and development*	10,086	11,040
Selling, general and administrative*	9,490	10,393
Litigation expense	813	1,567
Total operating expenses	20,389	23,000
Income from operations	1,916	6,296
Other income (expense):
Interest and other income	271	347
Interest and other expense	(88)	-
Total other income, net	183	347
Income before income taxes	2,099	6,643
Income tax provision	206	287

Net income	$1,893	$6,356
Basic net income per share	$0.05	$0.18
Diluted net income per share	$0.05	$0.17
Weighted average common shares outstanding:
Basic	35,024	35,421
Diluted	36,105	37,783

* Stock-based compensation has been included in the following line items:
Cost of revenue	$63	$79
Research and development	1,427	1,735
Selling, general and administrative	1,497	2,210
Total	$2,987	$4,024

	Three months ended March 31,
	2011	2010

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$1,893	$6,356
Net income as a percentage of revenue	4.3%	12.6%

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$2,987	$4,024
Tax effect	(175)	(513)
Non-GAAP net income	$4,705	$9,867
Non-GAAP net income as a percentage of revenue	10.6%	19.6%

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.13	$0.28
Diluted	$0.13	$0.26

Shares used in the calculation of non-GAAP earnings per share:
Basic	35,024	35,421
Diluted	36,105	37,783

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$20,389	$23,000

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,924)	$(3,945)
Non-GAAP operating expenses	$17,465	$19,055

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(in thousands, except per share amounts)

Total operating income	$1,916	$6,296
Operating income as a percentage of revenue	4.3%	12.5%

Adjustments to reconcile total operating income to non-GAAP total operating income
Stock-based compensation	$2,924	$3,945
Non-GAAP operating income	$4,840	$10,241
Non-GAAP operating income as a percentage of revenue	10.9%	20.4%

2011 Second Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES
(in thousands)

	Three months ended June 30, 2011
	Low	High
R&D and SG&A	$20,800	$22,200

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,300)	(3,700)
Non-GAAP R&D and SG&A	$17,500	$18,500